UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ART’S-WAY MANUFACTURING CO., INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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ART’S-WAY MANUFACTURING CO., INC.

5556 Highway 9

Armstrong, Iowa, 50514-0288

Ph: (712) 864-3131

NOTICE OF TELECONFERENCE AVAILABILITY FOR

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, APRIL 30, 2020

To our Stockholders:

Due to the public health impact of the coronavirus outbreak (Covid-19), Art’s-Way Manufacturing Co., Inc. (the “Company”) is offering its stockholders the ability to attend the 2020 Annual Meeting of the Stockholders (the “2020 Annual Meeting”) remotely, via teleconference. The Company strongly discourages any stockholders from attending the Annual Meeting in person.

The Annual Meeting will be held on Thursday, April 30, 2020 at 9:00 a.m. CDT. To attend the Annual Meeting via teleconference, please call 1-866-895-5510 and enter a passcode of 409589.

If you plan to attend the Annual Meeting via teleconference, please promptly vote your shares by proxy prior to the Annual Meeting. In-person voting at the Annual Meeting will not be available if you attend the Annual Meeting via teleconference. You may vote by proxy over the telephone or the Internet as instructed in the previously-provided proxy statement. If you received a proxy card or voting instruction card by mail, you may submit your proxy card or voting instruction card by completing, signing, dating and mailing your proxy card or voting instruction card in the envelope provided with such materials. Stockholders who have previously sent in proxies or voted via telephone or internet do not need to take any further action.

By order of the Board of Directors,

/s/ Marc H. McConnell

Chairman of the Board of Directors

Armstrong, Iowa

March 20, 2020

This Supplement is being filed with the Securities and Exchange Commission and was made available to stockholders and others by means of a press release that was also posted on the Company’s website on April 15, 2020.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to be Held on April 30, 2020:

The Notice, Proxy Statement, Form of Proxy Card, and Annual Report on Form 10-K are available at

http://www.artsway-mfg.com/investor-relations/